CECO ENVIRONMENTAL REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

Reports Q4 and Full Year Earnings with Multiple Financial Records

Company Raises Full Year 2024 Guidance

DALLAS (March 5, 2024) -- CECO Environmental Corp. (Nasdaq: CECO) ("CECO"), a leading environmentally focused, diversified industrial company whose solutions protect people, the environment, and industrial equipment, today reported its financial results for the fourth quarter and full year results of 2023.

Highlights for the Quarter(1)

•
Orders of $128.3 million
•
Backlog of $370.9 million, up 19 percent
•
Revenue of $153.7 million, up 32 percent
•
Net income of $3.9 million, down 53 percent; non-GAAP net income of $10.1 million, up 36 percent
•
GAAP EPS (diluted) of $0.11; non-GAAP EPS (diluted) of $0.28
•
Adjusted EBITDA of $19.4 million, up 49 percent
•
Free cash flow of $12.2 million, up 36 percent

Highlights for the Year(1)

•
Orders of $582.8 million, up 11 percent
•
Revenue of $544.8 million, up 29 percent
•
Net income of $12.9 million, down 26 percent; non-GAAP net income of $26.6 million, up 3 percent
•
GAAP EPS (diluted) of $0.37; non-GAAP EPS (diluted) of $0.75
•
Adjusted EBITDA of $57.7 million, up 37 percent
•
Free cash flow of $36.2 million, up 33 percent

(1) All comparisons are versus the comparable prior year period, unless otherwise stated.

Reconciliations of GAAP (reported) to non-GAAP measures are in the attached financial tables.

“We continued to deliver successful results during the fourth quarter as our operating model produced record-breaking revenues, gross profits and adjusted EBITDA as well as strong free cash flow. We exit 2023 with a strong backlog and enter 2024 with a significant sales pursuit pipeline,” said CECO Chief Executive Officer, Todd Gleason. “I am pleased our results continue to be driven by balanced contributions from across our portfolio and that our growth continues to be sustained by double-digit organic sales increases, supported by accretive, programmatic M&A execution.”

Fourth quarter operating income was $12.7 million, up $4.3 million or 51 percent when compared to $8.4 million in the fourth quarter 2022. On an adjusted basis, non-GAAP operating income was $16.3 million, up $5.3 million or 48 percent when compared to $11.0 million in the fourth quarter of 2022. Net income was $3.9 million in the quarter, compared to $8.3 million in the fourth quarter 2022. Non-GAAP net income was $10.1 million, up $2.7 million compared to $7.4 million in the fourth quarter 2022. Adjusted EBITDA of $19.4 million, reflecting a margin of 12.6 percent, was up 49 percent compared to $13.0 million in the fourth quarter 2022. Free cash flow in the quarter was $12.2 million, up $3.2 million compared to $9.0 million in the fourth quarter of 2022.

Full year operating income was $34.6 million, up $12.4 million or 56 percent when compared to $22.2 million in 2022. On an adjusted basis, non-GAAP operating income was $48.1 million, up $13.3 million or 38 percent when compared to $34.8 million in 2022. Net income was $12.9 million in the year, compared to $17.4 million in 2022. Non-GAAP net income was $26.6 million, compared to $25.9 million in 2022. Adjusted EBITDA of $57.7 million, reflecting a margin of 10.6 percent, was up 37 percent compared to $42.2 million in 2022. Free cash flow was $36.2 million, up $9.0 million or 33 percent compared to $27.2 million in 2022.

“CECO has continued to mindfully transform our portfolio into a well-positioned leader across industrial air, industrial water and the energy transition. The three acquisitions we completed in 2023 are delivering outstanding results across their strategically focused niche markets. Additionally, our sustained investment to expand our global footprint and capabilities has improved our international sales mix and opened new geographic markets. I am extremely grateful to and proud of our dedicated employees and their commitment to delivering for our customers and partners,” added Gleason.

Company Financial Outlook: Raises 2024 Full Year Guidance

The Company is raising its 2024 full year revenue guidance to $590 to $610 million, up approximately 10% year over year at the midpoint, and Adjusted EBITDA guidance to $67 to $70 million, up approximately 19% year over year at the midpoint. The updated 2024 full year guidance is compared to the previously communicated outlook of $575 to $600 million in revenue and Adjusted EBITDA of $65 to $70 million. The Company reaffirms its previously communicated 2024 full year guidance of free cash flow of 50% to 70% of Adjusted EBITDA.

“We raised our full year 2024 outlook to reflect our expectations given our tremendous backlog, coupled with our commercial and operational excellence programs, which will drive robust organic growth and further operating margin expansion opportunities. Additionally, we enter the year with a healthy balance sheet which provides added optionality to evaluate and execute on the most attractive internal growth programs as well as any potential accretive M&A opportunities to advance our leadership positions in industrial air, industrial water and the energy transition to drive long-term shareholder value,” concluded Gleason.

EARNINGS CONFERENCE CALL

A conference call is scheduled for today at 8:30 a.m. ET to discuss the fourth quarter and full year 2023 financial results. Please visit the Investor Relations portion of the website (https://investors.cecoenviro.com) to listen to the call via webcast. The conference call may also be accessed by visiting https://edge.media-server.com/mmc/p/7wfof7nx.

A replay of the conference call will be available on the Company’s website for a period of one year. The replay may also be accessed by visiting https://edge.media-server.com/mmc/p/7wfof7nx.

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a leading environmentally focused, diversified industrial company, serving the broad landscape of industrial air, industrial water and energy transition markets globally providing innovative solutions and application expertise. CECO helps companies grow their business with safe, clean, and more efficient solutions that help protect people, the environment and industrial equipment. CECO solutions improve air and water quality, optimize emissions management, and increase energy efficiency for highly-engineered applications in power generation, midstream and downstream hydrocarbon processing and transport, electric vehicle production, polysilicon fabrication, semiconductor and electronics, battery production and recycling, specialty metals and steel production, beverage can, and water/wastewater treatment and a wide range of other industrial end markets. CECO is listed on Nasdaq under the ticker symbol "CECO." Incorporated in 1966, CECO’s global headquarters is in Dallas, Texas. For more information, please visit www.cecoenviro.com.

Company Contact:

Peter Johansson

Chief Financial and Strategy Officer
888-990-6670

investor.relations@onececo.com

Investor Relations Contact:

Steven Hooser and Jean Marie Young

Three Part Advisors, LLC

214-872-2710

investor.relations@onececo.com

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CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
(dollars in thousands, except share data)	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$54,779	$45,522
Restricted cash	669	1,063
Accounts receivable, net of allowances of $6,460 and $4,220	112,733	83,086
Costs and estimated earnings in excess of billings on uncompleted contracts	66,574	71,016
Inventories, net	34,089	26,526
Prepaid expenses and other current assets	11,769	12,174
Prepaid income taxes	824	1,271
Total current assets	281,437	240,658
Property, plant and equipment, net	26,237	20,828
Right-of-use assets from operating leases	16,256	11,373
Goodwill	211,326	183,197
Intangible assets – finite life, net	50,461	35,251
Intangible assets – indefinite life	9,570	9,508
Deferred income taxes	304	829
Deferred charges and other assets	4,700	3,077
Total assets	$600,291	$504,721
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$10,488	$3,579
Accounts payable	87,691	73,407
Accrued expenses	44,301	33,791
Billings in excess of costs and estimated earnings on uncompleted contracts	56,899	32,716
Notes payable	2,500	—
Income taxes payable	1,227	3,207
Total current liabilities	203,106	146,700
Other liabilities	12,644	15,129
Debt, less current portion	126,795	107,625
Deferred income tax liability, net	8,838	8,666
Operating lease liabilities	11,417	8,453
Total liabilities	362,800	286,573
Commitments and contingencies (See Note 12)
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 34,835,293 and 34,381,668 shares issued and outstanding at December 31, 2023 and 2022, respectively	348	344
Capital in excess of par value	254,956	250,174
Accumulated loss	(6,387)	(19,298)
Accumulated other comprehensive loss	(16,274)	(17,996)
Total CECO shareholders’ equity	232,643	213,224
Noncontrolling interest	4,848	4,924
Total shareholders' equity	237,491	218,148
Total liabilities and shareholders’ equity	$600,291	$504,721

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three months ended December 31,		Year ended December 31,
(in thousands, except share and per share data)	2023	2022	2023	2022
Net sales	$153,711	$116,402	$544,845	$422,627
Cost of sales	100,526	78,706	373,829	294,402
Gross profit	53,185	37,696	171,016	128,225
Selling and administrative expenses	36,862	26,667	122,944	93,473
Amortization and earnout expenses	2,192	1,870	8,180	6,809
Acquisition and integration expenses	298	721	2,508	4,546
Executive transition expenses	48	—	1,465	1,161
Restructuring expenses (income)	1,133	—	1,350	75
Income from operations	12,652	8,438	34,569	22,161
Other income (expense), net	1,042	4,193	372	6,947
Interest expense	(3,918)	(1,930)	(13,416)	(5,419)
Income before income taxes	9,776	10,701	21,525	23,689
Income tax expense	5,447	2,139	7,024	5,426
Net income	4,329	8,562	14,501	18,263
Noncontrolling interest	(450)	(267)	(1,590)	(846)
Net income attributable to CECO Environmental Corp.	$3,879	$8,295	$12,911	$17,417
Income per share:
Basic	$0.11	$0.24	$0.37	$0.50
Diluted	$0.11	$0.24	$0.37	$0.50
Weighted average number of common shares outstanding:
Basic	34,823,663	34,318,526	34,665,473	34,672,007
Diluted	35,687,092	34,919,398	35,334,090	35,005,159

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
(dollars in thousands)	2023	2022
Cash flows from operating activities:
Net income	$14,501	$18,263
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,507	10,614
Unrealized foreign currency (gain) loss	(1,041)	(1,284)
Impairment of intangible assets	—	—
Fair value adjustments to earnout liabilities	296	(229)
Earnout payments	—	(1,007)
Loss (gain) on sale of property and equipment	110	10
Amortization of debt discount	427	371
Share based compensation expense	4,533	3,895
Bad debt expense	1,593	1,340
Inventory reserve expense	1,099	140
Deferred income tax (benefit) expense	(118)	(39)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(26,851)	(6,751)
Cost and estimated earnings of billings on uncompleted contracts	5,040	(16,851)
Inventories	(6,896)	(6,023)
Prepaid expenses and other current assets	1,196	37
Deferred charges and other assets	(1,420)	2,478
Accounts payable	13,852	19,843
Accrued expenses	8,340	2,693
Billings in excess of costs and estimated earnings on uncompleted contracts	21,575	4,405
Income taxes payable	(1,976)	1,424
Other liabilities	(2,120)	(3,680)
Net cash provided by operating activities	44,647	29,649
Cash flows from investing activities:
Acquisitions of property and equipment	(8,384)	(3,376)
Net proceeds from sale of assets	—	19
Cash paid for acquisitions, net of cash acquired	(48,102)	(44,900)
Net cash used in investing activities	(56,486)	(48,257)
Cash flows from financing activities:
Borrowings on revolving credit lines	106,600	75,200
Repayments on revolving credit lines	(150,600)	(35,900)
Borrowings of long-term debt	75,000	11,000
Repayments of long-term debt	(4,985)	(3,120)
Repayments of notes payable	—	(500)
Deferred financing fees paid	(363)	(130)
Deferred consideration paid for acquisitions	(1,247)	—
Payments on capital leases and sale-leaseback financing liability	(907)	(600)
Earnout payments	(2,123)	—
Proceeds from employee stock purchase plan and exercise of stock options	1,435	671
Distributions to non-controlling interest	(1,666)	(1,425)
Common stock repurchases	—	(7,020)
Net cash provided by (used in) financing activities	21,144	38,176
Effect of exchange rate changes on cash and cash equivalents	(442)	(4,978)
Net increase (decrease) in cash, cash equivalents and restricted cash	8,863	14,590
Cash, cash equivalents and restricted cash at beginning of year	46,585	31,995
Cash, cash equivalents and restricted cash at end of year	$55,448	$46,585
Cash paid (received) during the period for:
Interest	$12,098	$5,007
Income taxes	$9,916	$5,378

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three months ended December 31,		Year ended December 31,
(in millions, except ratios)	2023	2022	2023	2022
Operating income as reported in accordance with GAAP	$12.7	$8.4	$34.6	$22.2
Operating margin in accordance with GAAP	8.3%	7.2%	6.4%	5.3%
Amortization and earnout expenses	2.2	1.9	8.2	6.8
Acquisition and integration expenses	0.3	0.7	2.5	4.5
Executive transition expenses	—	—	1.5	1.2
Restructuring expenses	1.1	—	1.3	0.1
Non-GAAP operating income	$16.3	$11.0	$48.1	$34.8
Non-GAAP operating margin	10.6%	9.5%	8.8%	8.2%

	Three months ended December 31,		Year ended December 31,
(in millions, except share data)	2023	2022	2023	2022
Net income as reported in accordance with GAAP	$3.9	$8.3	$12.9	$17.4
Amortization and earnout expenses	2.2	1.9	8.2	6.8
Acquisition and integration expenses	0.3	0.7	2.5	4.5
Executive transition expenses	—	—	1.5	1.2
Restructuring expenses	1.1	—	1.3	0.1
Foreign currency remeasurement	(1.0)	(3.8)	(1.0)	(1.3)
Tax benefit (expense) of adjustments	3.6	0.3	1.2	(2.8)
Non-GAAP net income	$10.1	$7.4	$26.6	$25.9
Depreciation	1.7	1.0	5.1	3.6
Non-cash stock compensation	1.5	1.0	4.5	3.9
Other (income) expense	(0.1)	(0.4)	0.8	(5.6)
Interest expense	3.9	1.9	13.4	5.4
Income tax expense	1.8	1.8	5.7	8.2
Noncontrolling interest	0.5	0.3	1.6	0.8
Adjusted EBITDA	$19.4	$13.0	$57.7	$42.2

Earnings per share:
Basic	$0.11	$0.24	$0.37	$0.50
Diluted	$0.11	$0.24	$0.37	$0.50

Adjusted earnings per share:
Basic	$0.29	$0.22	$0.77	$0.75
Diluted	$0.28	$0.21	$0.75	$0.74

	Three months ended December 31,		Year ended December 31,
(in millions)	2023	2022	2023	2022
Net cash provided by operating activities	$15.1	$10.0	$44.6	$29.6
Earnout payments (within operating activities)	—	—	—	1.0
Acquisitions of property and equipment	(2.9)	(1.0)	(8.4)	(3.4)
Free cash flow	$12.2	$9.0	$36.2	$27.2

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing certain non-GAAP historical financial measures as presented above as we believe that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of amortization expenses for acquisition-related intangible assets, contingent retention and earnout expenses, restructuring expenses primarily relating to severance and legal expenses, acquisition and integration expenses which include retention, legal, accounting, banking, and other expenses, foreign currency remeasurement and other nonrecurring or infrequent items and the associated tax benefit of these items. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to better compare the Company's results over multiple periods. Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP. Additionally, CECO cautions investors that non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow stated in the tables above are reconciled to the most directly comparable GAAP financial measures.

Non-GAAP measures presented on a forward-looking basis were not reconciled to the comparable GAAP financial measures because the reconciliation could not be performed without unreasonable efforts. The GAAP measures are not accessible on a forward-looking basis because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include amortization expenses for acquisition-related intangible assets, contingent retention and earnout expenses, restructuring expenses primarily relating to severance and legal expenses, acquisition and integration expenses which include retention, legal, accounting, banking, and other expenses, foreign currency remeasurement and other nonrecurring or infrequent items and the associated tax benefit of these items. The unavailable information could have a significant impact on our GAAP financial results.

SAFE HARBOR

Any statements contained in this Press Release, other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. We use words such as “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “will,” “plan,” “should” and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties, among others, that could cause actual results to differ materially are discussed under “Part I – Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and may be included in subsequently filed Quarterly Reports on Form 10-Q, and include, but are not limited to: the sensitivity of our business to economic and financial market conditions generally and economic conditions in our service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for revenue; the effect of growth on our infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation as a result of on-going or worsening supply chain challenges; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty, or other claims; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the potential for fluctuations in prices for manufactured components and raw materials, including as a result of tariffs and surcharges, and rising energy costs; inflationary pressures relating to rising raw material costs and the cost of labor; the substantial amount of debt incurred in connection with our strategic transactions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; our ability to repurchase shares of our common stock and the amounts and timing of repurchases, if any; our ability to successfully realize the expected benefits of our restructuring program; our ability to successfully integrate acquired businesses and realize the synergies from strategic transactions; and the unpredictability and severity of catastrophic events, including cyber security threats, acts of terrorism or outbreak of war or hostilities or public health crises, as well as management’s response to any of the aforementioned factors. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.